      As filed with the Securities and Exchange Commission on June 30, 2000
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                          FOUNDERS FOOD & FIRKINS LTD.
             (Exact Name of Registrant as Specified in Its Charter)

           MINNESOTA                                             41-1883639
  (State or Other Jurisdiction                               (I.R.S. Employer
ofIncorporation or Organization)                            Identification No.)

                              5831 CEDAR LAKE ROAD
                         ST. LOUIS PARK, MINNESOTA 55416
          (Address, including Zip Code, of Principal Executive Offices)

               FOUNDERS FOOD & FIRKINS LTD. 1997 STOCK OPTION PLAN
          FOUNDERS FOOD & FIRKINS LTD. 1997 DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plans)

STEVEN J. WAGENHEIM                                COPIES TO:
President and Chief Executive Officer
Founders Food & Firkins Ltd.                       AVRON L. GORDON, ESQ.
5831 Cedar Lake Road                               BRETT D. ANDERSON, ESQ.
St. Louis Park, Minnesota 55416                    Briggs and Morgan, P.A.
(612) 525-2070                                     2400 IDS Center
(Name, Address and Telephone                       Minneapolis, Minnesota 55402
Number of Agent for Service)                       (612) 334-8400

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                                        PROPOSED       PROPOSED
                                                                                         MAXIMUM        MAXIMUM
                                                                       AMOUNT TO        OFFERING       AGGREGATE       AMOUNT OF
                                                                           BE           PRICE PER      OFFERING      REGISTRATION
        TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED           REGISTERED(1)      SHARE(2)         PRICE            FEE
==================================================================  ================  =============  =============  ===============
FOUNDERS FOOD & FIRKINS LTD. 1997 STOCK OPTION PLAN
  Options to purchase common stock................................      400,000            N/A            N/A             N/A
  Common stock (par value $0.01 per share)........................   400,000 shares       $3.50       $1,400,000        $369.60
FOUNDERS FOOD & FIRKINS LTD. 1997 DIRECTOR STOCK OPTION PLAN
  Options to purchase common stock................................      250,000            N/A            N/A             N/A
  Common stock (par value $0.02 per share)........................   250,000 shares       $3.50        $875,000         $231.00

==================================================================  ================  =============  =============  ===============

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Founders Food & Firkins Ltd. 1997 Stock Option Plan and the Founders Food & Firkins Ltd. 1997 Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices for such stock on June 27, 2000, as reported by the Nasdaq SmallCap Market.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration statement have been sold or deregistered:

      - Final Prospectus filed pursuant to Rule 424(b) under the Securities Act on June 6, 2000 (which contains audited financial statements for the year ended December 26, 1999);

      - Description of our units and common stock contained in our Registration Statement on Form 8-A (File No. 000-29643) filed on May 24, 2000;

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      We are governed by Minnesota Statutes Chapter 302A. Minnesota Statutes
Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorney's fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

      As permitted by Section 302A.251 of the Minnesota Statutes, Article 9 of our Articles of Incorporation provides that we will indemnify and may, in the discretion of our board of directors, insure our current and former directors, officers and employees in the manner and to the fullest extent permitted by law.
Section 6.1 of our By-laws provides that we will indemnify, in accordance with the terms and conditions of Section 302A.521 of the Minnesota Statutes, the following persons: (a) officers and former officers; (b) directors and former directors; (c) members and former members of committees appointed or designated by the board of directors; and (d) employees and former employees.

      The underwriting agreement between us and the underwriter of our initial public offering contains provisions under which we on the one hand, and the underwriter, on the other hand, have agreed to indemnify each other (including our officers and directors, officers and directors of the underwriter and any person who may be deemed to control us or the underwriter) against certain liabilities, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.


Exhibit
Number                  Description
------                  -----------

4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form SB-2 (File No. 333-93459) filed December 22,
                        1999).

4.2 Bylaws (incorporated by reference to Exhibit 3.2 of our Registration Statement on Form SB-2 (File No. 333-93459) filed December 22, 1999).

4.3 Specimen common stock certificate (incorporated by reference to Exhibit 4.2 of our Registration Statement on Form SB-2/A (File No. 333-93459) filed February 22,
                        2000).

4.4                     Form of Warrant Agreement (including specimen Class A
                        Warrant certificate) (incorporated by reference to
                        Exhibit 4.3 of our Registration Statement on Form SB-2/A
                        (File No. 333- 93459) filed May 15, 2000).

4.5 Specimen unit certificate (incorporated by reference to Exhibit 4.4 of our Registration Statement on Form SB-2/A
                        (File No. 333-93459) filed May 15, 2000).

5                       Opinion of Briggs and Morgan, Professional Association.

23.1                    Consent of Briggs and Morgan, Professional Association
                        (included in Exhibit 5).

23.2                    Consent of Independent Certified Public Accountant.

24                      Powers of Attorney (included on Signature Page).

ITEM 9.  UNDERTAKINGS.

      (a)      The undersigned registrant hereby undertakes as follows:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis Park, State of Minnesota, on the 30th day of June, 2000.

                          FOUNDERS FOOD & FIRKINS LTD.


                          By /s/ Steven J. Wagenheim
                            ----------------------------------------------------
                                 Steven J. Wagenheim
                                 President, Chief Executive Officer and Director

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Wagenheim and Mitchel I. Wachman, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                               Title                             Date
        ---------                               -----                             ----
/s/ Steven J. Wagenheim         President, Chief Executive Officer and        June 30, 2000
----------------------------    Director (Principal Executive Officer)
    Steven J. Wagenheim


/s/ Mitchel I. Wachman          Chief Financial Officer, Secretary and        June 30, 2000
----------------------------    Director (Principal Accounting Officer
Mitchel I. Wachman              and Principal Financial Officer)


/s/ William E. Burdick          Chairman of the Board, Brewmaster and         June 30, 2000
----------------------------    Director
    William E. Burdick

/s/ Arthur E. Pew III           Director                                      June 30, 2000
----------------------------
Arthur E. Pew III

/s/ James G. Gilbertson         Director                                      June 30, 2000
----------------------------
    James G. Gilbertson

/s/ Bruce H. Senske             Director                                      June 30, 2000
----------------------------
Bruce H. Senske

                                  EXHIBIT INDEX


Exhibit
Number            Description
------            -----------

4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form
                  SB-2 (File No. 333-93459) filed December 22, 1999).

4.2 Bylaws (incorporated by reference to Exhibit 3.2 of our Registration Statement on Form SB-2 (File No. 333-93459) filed
                  December 22, 1999).

4.3 Specimen common stock certificate (incorporated by reference to Exhibit 4.2 of our Registration Statement on Form SB-2/A
                  (File No. 333-93459) filed February 22, 2000).

4.4 Form of Warrant Agreement (including specimen Class A Warrant certificate) (incorporated by reference to Exhibit 4.3 of our Registration Statement on Form SB-2/A (File No. 333- 93459) filed May 15, 2000).

4.5 Specimen unit certificate (incorporated by reference to Exhibit 4.4 of our Registration Statement on Form SB-2/A (File
                  No. 333-93459) filed May 15, 2000).

5                 Opinion of Briggs and Morgan, Professional Association.

23.1              Consent of Briggs and Morgan, Professional Association
                  (included in Exhibit 5).

23.2              Consent of Independent Certified Public Accountant.

24                Powers of Attorney (included on Signature Page).